UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2017

Smith Micro Software, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	01-35525	33-0029027
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

51 Columbia Aliso Viejo, CA	92656
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (949) 362-5800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On May 8, 2017, Smith Micro Software, Inc., a Delaware corporation (the “Company”), received a written notification from The Nasdaq Stock Market LLC notifying the Company that it fails to comply with Nasdaq’s Marketplace Rule 5550(b)(1) (the “Rule”) because the Company’s stockholders’ equity as of March 31, 2017 fell below the required minimum of $2,500,000 and as of May 8, 2017 the Company does not meet the alternatives of market value of listed securities or net income from continuing operations for continued listing.

Under the Rules, the Company has 45 calendar days, or until June 22, 2017, to submit a plan to regain compliance.  If accepted, Nasdaq will grant an extension of up to 180 calendar days from the date of their letter to evidence compliance.

We intend to actively consider available options to resolve the deficiency and regain compliance with the Nasdaq minimum stockholders’ equity requirement. There is no assurance, however, that the Company’s common stock will not be delisted from Nasdaq.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit	Description

99.1	Nasdaq letter dated May 8, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Smith Micro Software, Inc.

Date: May 11, 2017	By:	/s/ Steven M. Yasbek
Steven M. Yasbek
Vice President and Chief Financial Officer